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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                   CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934




                                   August 22, 1997
                  -------------------------------------------------
                   Date of Report (Date of Earliest Event Reported)


                                     Xecom Corp.
                      -----------------------------------------
                (Exact name of Registrant as specified in its charter)


        Nevada                      000-27706                    87-0421183
     ----------------              -----------              -------------------
     (State or other               (Commission                 (IRS Employer
     jurisdiction of               file Number)             Identification No.)
     incorporation or
      organization)



                                  69-730 Highway 111
                                      Suite 101
                           Rancho Mirage, California 92270
                           --------------------------------
                       (Address of principal executive offices)


Registrant's telephone number, including area code: (619) 202-1555
                                                    --------------

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     On August 22, 1997, the Company completed a $30,800,000 refinancing which consolidated and restructured the equity, debt financing and construction advances used to fund the construction of telecommunications facilities for Phases I and II of the Company's subcontract with Sprint Communications Company LP ("Sprint") to install and maintain turnkey residential telephone service at certain United States military bases.

     The new financing also consolidated the cost of advances from Sprint for various local trunking installations and charges, and provided contingency funds for potential sales tax and legal contingencies. Terms of the financing include an effective interest rate of 10.25% per annum, a 7 year amortization period and a 10 month initial payment deferral.






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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                   XECOM CORP.



Dated: September 5, 1997           By: /s/ Joseph C. Vigliarolo
                                       ----------------------------------------
                                      Joseph C. Vigliarolo
                                      Chief Executive Officer